Exhibit 10.8

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of January 29, 2015, by and between the undersigned (“Holders”) and Marathon Patent Group, Inc., a Nevada corporation (the “Company”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the RSSPA (as defined below).

WHEREAS, Holders hold shared voting and dispositive power over securities in the Company;

WHEREAS, the Company intends to enter into a Revenue Sharing and Securities Purchase Agreement (the “RSSPA”) pursuant to which the Company shall sell (i) up to $50,000,000 in aggregate original principal amount of the Company’s senior secured notes, (ii) an interest in the monetization net revenues of the Company and its Subsidiaries from certain activities on the terms specified the RSSPA, and (iii) warrants for the purchase of 100,000 shares of the Company’s common stock;

WHEREAS, the Holders have agreed to enter into this Agreement and to restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of the Company’s common stock, par value $0.0001 per share (“Common Stock”), convertible securities and the underlying shares of Common Stock, issuable upon the exercise or conversion of such convertible securities identified on Schedule 1 herein, constituting all of the Company’s securities held by such Holders or their Related Group (the “Lock-Up Shares”), all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Holder represents that the Lock-Up Shares constitute all of the Company securities it holds. Except as otherwise expressly provided herein, each Holder agrees that, during the period beginning on the date hereof and until payment in full of the Note Obligations (the “Lock-Up Period”), the Holder and his/her Related Group will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, hypothecate, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, hypothecation, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), more than five percent (5%) of the Lock-Up Shares, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by such Holder and his/her Related Group on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of more than five percent (5%) of the Lock-Up Shares, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Lock-Up Shares.  For the avoidance of doubt, the Holders may purchase additional shares of the Company’s Common Stock during the Lock-Up Period to the extent that such purchase only increases the net holding of the Holders in the Company.

(a)           The Holders will not engage in any short selling (as defined under Rule 200 of Regulation SHO under the Exchange Act) of the Lock-Up Shares during the Lock-Up Period.

(b)           The following legend describing this Agreement shall be imprinted on each stock certificate representing the Lock-Up Shares covered hereby during the Lock-up Period only, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions:

“THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE IS SUBJECT TO THE TERMS OF THE LOCK-UP AGREEMENT ENTERED INTO BY THE SHAREHOLDER AND THE COMPANY.”

(c)           During the Lock-Up Period, the Company shall maintain its “reporting” status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its “best efforts” to ensure that the Common Stock is continually quoted for public trading.

(d)           The Holders, upon prior written consent of the Company, may transfer more than five percent (5%) of the Lock-Up Shares during the Lock-Up Period only if such transferee executes and delivers a copy of this Agreement and only: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Stock Consideration subject to the provisions of this  Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

2.           Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive, in writing, any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed by the Holders, all such waivers shall be pro rata, as to all of the Holders who executed this Agreement whose Lock-Up Shares can, at the time of any such waiver, be publicly sold in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144 promulgated thereunder by the Securities and Exchange Commission or otherwise.

3.           Except as otherwise provided in this Agreement or any other agreements between the parties, the Holders shall be entitled to their respective beneficial rights of ownership of the Lock-Up Shares, including, but not limited to, the right to vote the Lock-Up Shares for any and all purposes.

4.           This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

5.           All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to any Holder at the address or facsimile number on the Counterpart Signature Page and if to the Company, at 11100 Santa Monica Blvd., Suite 380, Los Angeles, CA 90025, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

6.           The resale restrictions on the Lock-Up Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7.           Each Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Holder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Holder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Holders may suffer as a result of any breach or continuation thereof.

8.           This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State; and the Company and the Holders agree that any action based upon this Agreement may be brought in the United States and state courts of New York or federal courts in the Southern District of New York only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

10.           Except as provided herein, this Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving this Agreement.

11.           In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

12.           If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.           The Holders have relied upon their own tax and legal advisors in connection with this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

MARATHON PATENT GROUP, INC.

By /s/ Douglas Croxall
    Name: Douglas Croxall
Title:  Chief Executive Officer

LOCK-UP AGREEMENT
COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up Agreement (the “Agreement”) dated as of the ____ day of  January 2015, among Marathon Patent Group, Inc., a Nevada corporation (the “Company”) and certain persons who pursuant to Section 2(f) of the Agreement are “Holders”, through execution and delivery of this Counterpart Signature Page, intend to be legally bound by the terms of the Agreement, as a Holder, of the number of the Company’s shares set forth below or hereafter acquired during the Lock-Up Period as defined in the Agreement.

TECHDEV HOLDINGS, LLC

/s/ Audrey Spangenberg

By: ACCLAIM FINANCIAL GROUP, LLC, its sole Member

/s/ Audrey Spangenberg
Name: Audrey Spangenberg
Title: Managing Member

/s/ Audrey Spangenberg
AUDREY SPANGENBERG

/s/ Erich Spangenberg
ERICH SPANGENBERG

GRANICUS IP, LLC

/s/ Erich Spangenberg
Name: Erich Spangenberg
Title: Manager

Schedule 1

Lock-Up Shares

Name	Common Stock	Common Stock Underlying Warrants	Common Stock Underlying Notes	Common Stock Underlying Preferred Stock
TechDev Holdings, LLC (Acclaim Financial Group, LLC)	923,078			391,000
Erich Spangenberg	307,692
Granicus IP, LLC				391,000
TT IP, LLC	300,000
IPNav Capital, LLC	96,154	48,078

Total	1,626,924	48,078	782,000